Exhibit 10.2

English Translation of Lease Agreement of Weishi Building

Leaser (Hereinafter called Party A)

Title: Beijing Weishi Hotel Management Co., Ltd.

Registered address: Room 311A, Shining Mansion, No.35, Xueyuan Road, Haidian District, Beijing

Legal representative: Hu Wenliang

Lessee (Hereinafter called Party B)

Title: China TransInfo Technology Group Co., Ltd.

Address: Room 0717, Yinwang Center, No.113, Zhichun Road, Haidian District, Beijing City

Legal representative: Xia Shudong

In consideration of:

1.

Party A is a company limited founded and existing in accordance with the laws of the People’s Republic of China, as the owner of Weishi Building located at No.39, Xueyuan Road, Haidian District, Beijing (hereinafter called the “Mansion”), and has the right to lease it to Party B for use partially or entirely in accordance with laws and its own willing.

2.

Party B is willing to lease the 8th to the 9th floors of the Mansion (hereinafter called the “Leased Property”).

Through Party A and Party B’s friendly negotiation, the following agreement is concluded (hereinafter called “the Lease”).

Article 1 Scope of Leased Property, area, term and application

1.1

The Leased Property is located at the 8th to the 9th floors of the Mansion, and building area of the Leased Property is 5310.82 square meters.

1.2

 Initial term of the Lease is from November 1, 2009 to October 31, 2012 (hereinafter called “Term”). Party B’s intended Term is 10 years (including the initial term).

1.3

The Leased Property shall only be used as office spaces. During the Term, without Party B’s written application and Party A’s written consent, Party B may not change the use of the Leased Property.

Article 2 Rent-free (decoration) period

2.1

The rent-free (decoration) period of the Lease is 90 days, which is a part of the Term. Party A grants three rent-free periods, namely November 1, 2009 to November 30, 2010; November 1, 2010 to November 30, 2010 and November 1, 2011 to November 30, 2011. There will be no charge for rent during the rent-free period, but the real estate management fee and any other expenses in addition to the rent shall be paid.

2.2

Party A and Party B sign the Lease and Party B has paid all deposits and the first rent installment, if Party A fails to hand over the Leased Property to Party B due to force majeure, Party A will not re responsible for any liabilities to Party B. If Party B’s possession of the Leased Property is delayed due to Party A’s own causes, Party A shall bear any economic losses arising from such delay; for each day delayed, Party A shall pay 0.03% of the first rent to Party B as compensation.

2.3

Party B shall submit the finalized proposal of the decoration plan of the Leased Property (including drawings, design proposals and decoration materials list) to Party A’s Mansion real estate management company and government authorities for approval, and Party B can commence the decoration after obtaining the approval from the Mansion real estate management company and the government authorities. The real estate management company notifies Party B of the approval results within 7 working days after receiving Party B’s submitted materials (excluding the approval time of the design institutes and the government authorities); the real estate management company has the right to require Party B to modify the decoration proposals in accordance with the real estate management rules. If Party B’s partial decoration proposals violate laws and government rules, the real estate management company has the right to required Party B to modify and resubmit for approval.

2.4

Since the decoration, the decoration fees of the Leased Property (excluding the fees paid to the Mansion real estate management company) and taxes/fees incurred by Party B’s decoration should be born by Party B.

2.5

Party B’s any decoration of the Leased Property cannot affect structure of the Mansion. .

2.6

Without Party B’s written application and Party A’s written consent and relevant authorities (when necessary) approval, Party B cannot install additional locks, replace locks or security systems on the gate of the Leased Property.

Article 3 Possession Conditions

3.1

Party A ensures that in the Leased Property electric supply, lighting, air-conditioning, elevator, and other service facilities in the public area for normal use are in good conditions.

3.2

Prior to the Term, Party A or the Mansion real estate management company shall assist Party B in completing procedures of possession of the Leased Property.

Article 4 Leased property renewal, transfer

4.1

Upon expiration of the Term and Party B’s performance of all obligations under the Lease, Party B has the lease renewal right in priority under the same conditions. Party A is notified in writing 90 days in advance whether the Lease is renewed. Rent and related expenses during the Lease renewal period shall be determined by both parties; otherwise, it is deemed as Party B will not lease.

4.2

Without Party B’s written application and Party A’s written consent, Party B can not sub-lease or allow a third party to use the Leased Property (except for Party B’s subsidiaries and branches), or exchange with a third party to use partiality or entirety of the Leased Property in any means.

Article 5 Miscellaneous fees

5.1

Party B shall pay the following miscellaneous fees, including:

(1) Electricity fee: RMB1.0yuan/kWh

(2) Air-conditioning fee: the supply duration is the operation duration of air-conditioner in the mansion is from 8:30 A.M. to 18:30 P.M. from Monday to Friday.

(3) Telecommunication fee: It is Party B’s responsibility to have telecommunication system installed.

(4) Parking fee: Party A offers 8 free underground parking slots and 3 free surface parking slots to Party B.

Article 6 Rent, real estate management fee, deposit and other payment

6.1

During effective period of the Lease, the unit rent of the Leased Property is RMB 3.75yuan/construction square meter/day (including the real estate management fee, air-conditioning fee and heat supply fee during the operation duration of the Mansion)(hereinafter called “rent”), and remains the same during the Term of the Lease.

6.2

During the Term of the Lease, the real estate management fee standard of the Leased Property is RMB 0.8yuan/construction square meter/day. If Party A intends to adjust the standard, Party A shall notify Party B in writing based on relevant government authorities and price standards.

6.3

Upon the execution of the Lease, Party B shall pay the rent deposit of RMB 1,429,605 yuan and the real estate management fee deposit RMB 387,690 yuan to Party A. After the termination of the Lease and Party B pays off all payables under the Lease, Party A shall refund the deposits to Party B without interest within 20 working days; if Party A fails to refund within 20 working days, Party B has the right to charge the late fee against Party A as per 0.03% of the total.

6.4

Rent and real estate payment: pay every month. Party B shall pay when signing the Lease:

To be paid to Party A: the rent 476,535 yuan from December 1, 2009 to December 31, 2009.

Paid to the real estate management company: the rent-free period real estate management fee 129,230 yuan from November 1, 2009 to November 30, 2009, and the real estate management fee 129,230 yuan from December 1, 2009 to December 31, 2009, 258,460 yuan in total.

6.5

As of January 1, 2010, Party B shall pay the rent 476,535 yuan to Party A and the real estate management fee 129,230 yuan and other expenses to the real estate management company 5 working days before each payment due date (the 1st day of each month).

6.6

If Party B fails to pay the fees in accordance with the Lease, Party B breaches the Lease. For each day delayed, Party B shall pay overdue payment to Party A at a rate of 0.03% of the payables. If Party B owes the rent, deposit, real estate management fee and other expenses for 15 days, Party A has the right to terminate the Lease and Party B bears the economic losses to Party A.

6.7

During the Term of the Lease, if Party B causes losses to Party A, after Party A notifies Party B in writing and confirmed by Party B, Party A has the right to get reimbursed from the paid deposit. After the deposit offsets Party B’s payables, if the deposit is less than the amount set forth in Article 6.3, Party B shall pay the deposit in full amount after receiving Party A’s notice within a specified period.

6.8

If the term is not commenced from the first date of the month, the rent and the real estate management fee of the first month and the last month are calculated based on the number of actually use days.

6.9

Deposit, rent or any costs paid by Party B in accordance with the Lease are quoted in RMB. Party B can pay via RMB or USD.

Article 7 Party A’s rights and interests

7.1

Party A ensures that the Leased Property will be made available to Party B as set forth in this Lease.

7.2

Party A shall provide the Leased Property to Party B which satisfies normal use in accordance with the Lease.

7.3

During the Term, Party A shall be responsible for taxes which shall be paid by Party A in accordance with governmental laws and rules.

7.4

Party A is responsible for cleaning the public area.

7.5

During the Term, Party A is responsible for securing Party B’s right of using the house. Party A shall not sublease the Leased Party to a third party.

7.6

Party A provides the Leased Property to Party B based on the current status, and offers facilities in the Leased Property in accordance with the original design.

7.7

Party A is responsible for and liable for assisting Party B in handling matters related to the real estate management.

7.8

Under the circumstances of notifying Party B in advance and permitted by Party B, Party A or staff of the Mansion real estate management company can check and maintain the Leased Property.

7.9

Party A is responsible for keeping the Mansion in a good condition, and making daily testing, checking and maintenance of relevant facilities.

7.10

During the Term of the Lease, if Party A transfers the Leased Property (or any part hereof) to Beijing University of Aeronautics & Astronautics and its affiliated companies, Party A shall notify Party B one month in advance, and ensures that the third party can take over Party A’s rights and obligations in the effective period, and Party B continues to perform rights and obligations under the Lease.

If Party A transfers the Leased Property (or any part hereof) to a third party in addition to the above, Party A shall notify Party B one month in advance, and Party B enjoys the priority right to lease the Leased Property.

Article 8 Party B’s rights and interests

8.1

Pay the rent, management fee, utility and other service fees promptly.

8.2

Party B is responsible for cleaning interior part of the Leased Property.

8.3

In case of damage to the Leased Property, Party B shall notify Party A and the Mansion real estate management company timely, and Party B shall take necessary measures to prevent the Leased Property from damage.  If Party B fails to repair timely (including but not limited to the equipment room in public areas, pipelines, wall bodies, power, window, door and etc.), Party A or the Mansion real estate management company has the right to repair, and Party B shall bear all costs arising from such repair.

8.4

Party B agrees that, with advance notice, Party A or the Mansion real estate company may enter the Leased Property to patrol and check conditions of the property, accompanied by Party B’s personnel.

8.5

Party B staff’s violation, or negligence in using, managing and maintaining the Leased Property and the public area of the Mansion is deemed as Party B’s actions, and Party B shall take all liabilities.

8.6

Unless agreed by Party A in writing, Party B can not use “唯实大厦” in Chinese or “Weishi Building” in English in its business firm or similar symbols or logos (excluding Party B’s publicity materials, business cards, handbags or address on the website and etc.).

8.7

Party B shall buy insurances for the interior of the Leased Property.

8.8

Unless agreed by Party A in writing, Party B can not exhibit or install any logo, mark, shield or other extrusions on the façade or external side of the Leased Property and the Mansion.

8.9

Loading capacity of floor of the Leased Property can not exceed the designed capacity. Party B shall observe the rules on loading weight and safe box location given by Party A and the Mansion real estate management company to distribute the weight properly.

8.10

Party B can not store or deposit or allow others to store or deposit any weapons, ammunition, nitric acid, guns, explosive, kerosene or other explosive, flammable, illegal or dangerous objects in the area.

8.11

Without Party A’s written consent, Party B shall not occupy the public unit (excluding Party B’s occupied ring zone) to exhibit, distribute publicity materials or engage in other commercial activities.

8.12

Any assembling and disassembling arising from Party B’s occupation of the public area (including gate control system, elevator hall floor and involved high-current and low-current main tube and corresponding panels), Party B shall remove such installation at its own expenses when the Lease expires.

8.13

Daily coordination: patrolling, check of air-conditioning workshop, network workshop, tube well workshop, high-current and low-current wells and etc., and routine check of the smoke detector, sprayer, fire hydrant and etc., Party B shall cooperate with the real estate management company.

8.14

Party B ensures that, for daily maintenance of the occupied equipment and maintenance (such as ceiling, lamp replacement and etc.), if repair by Party A is required, Party B shall bear the expenses.

8.15

If the security staff of the Mansion can not perform daily patrolling in the public area because of the installed gate control system, by Party B, the security staff will not patrol. Party B shall arrange the night shift (non-office hour) to patrol and ensure that problems found in night will be handled and notified timely; in case of emergency (fire, water leakage and etc.), Party A has the right to enter the public area with the priority.

8.16

Fixed locations of each floor are installed with monitoring camera. Party B ensures that any added system will not affect surveillance scope of the monitoring cameras.

Article 9 Termination of the Lease

9.1

In case of one of the following circumstances below, Party A has the right to terminate or cancel the Lease unilaterally without refunding Party B’s paid rent.

(1) activities which breach laws of the People’s Republic of China;

(2) Change the use of the property without Party A’s written consent;

(3) Use the Leased property not in name of Party B without Party A’s written consent;

(4) Transfer or subleased property partially or entirely to a third party or being jointly used by a third party without Party A’s written consent;

(5) Fail to pay the fees under the Lease to Party A and the Mansion real estate management company after written notice and 15 days overdue;

(6) Others on terminating or cancelling the Lease in accordance with the Lease;

(7) During the Term of the Lease, Party B cannot engage in real estate broker service or develop related activities.

9.2

If Party A fails to maintain and repair the public facilities of the Leased Property which affect Party B’s normal office amounting to 15 working days, Party B has the right to cancel or terminate the Lease unilaterally without compensating Party A. The paid deposit and unsettled rent shall be paid to Party B, and Party A bears corresponding responsibilities if losses that are caused to Party B.

9.3

If the Lease is cancelled unilaterally for Article 9.1 or due to Party B (excluding the cause in Article 9.2), the Lease cannot be performed, in addition to forfeiture of Party B’s paid deposit, Party B shall pay the unpaid rent, real estate management fee and the rent in the rent-free period to Party A.

9.4

Upon expiration of the Term or early termination or cancellation of the Lease not due to Party A, Party B shall remove its own property and equipment or object out of the Leased Property. If the Leased Property is damaged externally and internally for Party B’s reason, Party B is responsible for Party A’s losses; within 15 days after receiving the notice from Party A, if Party B fails to remove entire or partial property or equipment and object out of the Leased Property, it is deemed as Party B abandoning such properties and equipment. At this time, Party A has the right to dispatch personnel to dispose of Party B’s said property and objects.

Article 10 Force majeure

10.1

Party A and Party B agree that, during the Term of the Lease, the scope of force majeure includes: events with results cannot be prevented, avoided or surmounted by earthquake, typhoon, storm, fire, war and other unforeseeable matters.

10.2

If the Leased Property can not be used or will be dismantled by force majeure, Party A refunds the deposit to Party B (without interest). The Lease is terminated automatically without any compensation.

Article 11 Confidentiality

11.1

Party B and its agents shall keep business secrets. Contents involved in the Lease (in particular to rent, rent-free period and other sensitive issues) can not be disclosed to the third party.

11.2

If Party A fails to reach agreement with customers in negotiation at Party B’s above causes which causes losses to Party A, Party A reserves the right to recourse Party B’s legal liabilities.

Article 12 Breach

12.1

Party A and Party B shall diligently perform rights and obligations set forth in the Lease. If any party fails to perform obligations under the Lease and accordingly causes losses to the other party, the violating party shall be responsible for any remedies.

Article 13 Applicable laws and disputes settlement

13.1

Conclusion, effectiveness, interpretation, performance and dispute settlement of the Lease are governed by laws of the People’s Republic of China.

13.2

Any disputes arising from performance of the Lease or related hereinto shall be solved through friendly negotiation; if the negotiation fails, both parties may submit the disputes to competent courts.

Article 14 Supplementary provisions

14.1

If any provision of this Lease is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease or any action in any other jurisdiction.

14.2

Any notices and correspondences related to the Lease shall be in writing via registered mail or personal delivery or faxed to the other party’s addresses on the first page of the Lease.

14.3

As for uncovered matters in the Lease, both parties can sign supplemental agreements, which have the same legal binding force as the Lease.

14.4

The Lease is in 8 copies, 4 copies for Party A and 4 copies for Party B, which have same legal effects.

14.5

After signing, the Lease will come into force after Party A receives Party B’s deposit and the first payment of rent.

Party A: Special seal for contract of Beijing Weishi Hotel Management Co., Ltd.

(Seal)

Ding Fang (Signature)

August 18, 2009

Party B: Special seal for contract of China TransInfo Technology Group Co., Ltd. (Seal)

Sun Lin (Signature)

August 18, 2009